For Immediate Release

Contacts: Corporate Information Ph: (208) 288-5550 Toll Free: (800) 414-1901 Fax: (208) 288-1191	Investor Relations Charlie Forshee, 215-885-4981 investorrelations@rxelite.com Segue Ventures LLC

RXELITE COMPLETES SENIOR SECURED NOTE FINANCING

Raises $10.5 Million to Support Continuing Growth Initiatives

MERIDIAN, Idaho, January 3, 2008 - RxElite, Inc. (OTC Bulletin Board: RXEI), announced today that it has secured $10.5 million of financing from an institutional investor through this issuance of common stock, a senior secured convertible note and common stock purchase warrants. The notes and warrants each have a per share conversion and exercise price of $1.1262.

“We believe this institutional funding clearly reflects confidence in RxElite’s technology, products, and business outlook,” noted Jonathan Houssian, Chief Executive Officer. “It is our belief that with this financing we are adequately capitalized to sustain our course toward profitability and pursue other avenues that may deliver value to our shareholders.”

About RxElite, Inc.

RxElite, Inc. develops, manufactures, and markets generic prescription drug products in specialty generic markets. These markets include products in the areas of anesthesia, sterile liquid dose drugs (including respiratory inhalation drugs, ophthalmics, and injectable drugs), and transdermal patch products.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks, delays, and uncertainties that may cause our actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks, delays, and uncertainties include, but are not limited to: risks associated with the uncertainty of future financial results, our reliance on our sole supplier, the limited diversification of our product offerings, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.